As filed with the Securities and Exchange Commission on November 2, 2012

Registration No. 333-183105

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0664379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Gaylord Drive

Nashville, Tennessee 37214

(615) 316-6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Carter R. Todd, Esq.

Executive Vice President, General Counsel and Secretary

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

(615) 316-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Post-Effective Amendment No. 1 to Form S-3.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

EXPLANATORY NOTE

On October 1, 2012, as part of the plan to restructure the business operations of Gaylord Entertainment Company, a Delaware corporation (the “Predecessor Registrant”), to facilitate its qualification as a real estate investment trust (REIT) for federal income tax purposes, the Predecessor Registrant merged with and into its wholly-owned subsidiary, Ryman Hospitality Properties, Inc. (f/k/a Granite Hotel Properties, Inc.), a Delaware corporation (the “Registrant”), pursuant to an Agreement and Plan of Merger dated July 27, 2012, with the Registrant surviving the merger. The merger was approved by the Predecessor Registrant’s stockholders at a special meeting of stockholders held on September 25, 2012. At 12:01 a.m. on October 1, 2012, the effective time of the merger, the Registrant succeeded to and began conducting, directly or indirectly, all of the business conducted by the Predecessor Registrant immediately prior to the merger. Unless otherwise indicated, references to “we,” “us,” “our,” the “Company,” and “Ryman” refer to the Registrant and its consolidated subsidiaries and the Predecessor Registrant and its consolidated subsidiaries, unless it is clear from the context that we mean only Ryman Hospitality Properties, Inc.

At the effective time of the merger, and pursuant to the merger agreement, the outstanding shares of common stock, $.01 par value, of the Predecessor Registrant automatically converted into the right to receive the same number of shares of common stock, $.01 par value, of the Registrant. The rights of the stockholders are governed by the Registrant’s Amended and Restated Certificate of Incorporation and the Registrant’s Amended and Restated Bylaws.

The issuance of shares of the Registrant’s common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registrant’s registration statement on Form S-4 (File No. 333-182352), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2012. Shares of the Registrant’s common stock trade on the New York Stock Exchange under the symbol “RHP.” Pursuant to Rule 12g-3(a) under the Securities Exchange Act, as amended (the “Exchange Act”), the shares of common stock of the Registrant, as successor issuer, are deemed to be registered under Section 12(b) of the Exchange Act.

This Post-Effective Amendment No. 1 to Form S-3 is being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the registration statement as its own for all purposes of the Securities Act and the Exchange Act.

PROSPECTUS

COMMON STOCK

We may, from time to time, offer to sell our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. Our common stock, $.01 par value, is listed on the New York Stock Exchange under the symbol “RHP.”

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. In addition, certain selling stockholders to be identified from time to time in a prospectus supplement may sell our common stock that they own. We will not receive any of the proceeds from the sale of our securities by selling stockholders.

Our securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriter, dealer or agents involved in a sale of our common stock and their compensation will be described in an applicable prospectus supplement. See section entitled “Plan of Distribution” of this prospectus.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, the accompanying prospectus supplement and any free writing prospectus, which will describe the specific terms of the securities offered, before you make your investment decision.

Our principal office is located at One Gaylord Drive, Nashville, Tennessee 37214. Our telephone number is (615) 316-6000.

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission, the “Risk Factors” section beginning on page 2 of this prospectus and in the applicable prospectus supplement before investing in any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2012.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder take any responsibility for, and can provide any assurance as to the reliability of, any information others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

As part of our plan to restructure the business operations of Gaylord Entertainment Company, a Delaware corporation, or Gaylord, to facilitate its qualification as a real estate investment trust (REIT) for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord merged with and into its wholly-owned subsidiary, Ryman Hospitality Properties, Inc., a Delaware corporation, or Ryman Hospitality, with Ryman Hospitality surviving the merger and succeeding to all of the business conducted by Gaylord immediately prior to the merger. References to “we,” “our,” “us,” “the Company” and “Ryman” are references to Ryman Hospitality and its consolidated subsidiaries and Gaylord and its consolidated subsidiaries, unless it is clear from the context that we mean only Ryman Hospitality.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. In addition, certain selling stockholders to be identified in a prospectus supplement may offer from time to time, in one or more offerings, the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock that may be sold pursuant to the registration statement.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before deciding whether to invest in any of the securities being offered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference) contains, and the applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements concern our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Without limitation, you can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “will,” and similar terms. Examples of these statements include, but are not limited to, statements regarding our expectation to effect the REIT conversion and to elect REIT status, including the timing and effect(s) of such election. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: those associated with economic conditions affecting the hospitality business generally; our ability to elect and qualify for REIT status, and the timing and effect(s) of that election; our ability to remain qualified as a REIT; the form, timing and amount of the special distribution of our accumulated earnings and profits in connection with the REIT conversion; our third party hotel manager’s ability to profitably operate our hotel properties; operating costs and business disruption relating to the management transition and the REIT conversion may be greater than expected; and our ability to realize cost savings and revenue enhancements from the Marriott management agreements and the REIT conversion.

These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Additional factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in the sections entitled “Risk Factors” of this prospectus and any applicable prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as well as the risks described in our other filings with the Commission that we incorporate by reference into this prospectus and any applicable prospectus supplement.

You should keep in mind that any forward-looking statement we make in this prospectus and the information incorporated by reference into this prospectus speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements we make in this prospectus or any applicable prospectus supplement, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus or any applicable prospectus supplement might not occur.

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THE COMPANY

Ryman Hospitality Properties, Inc., successor by merger with Gaylord Entertainment Company, a leading hospitality and entertainment company based in Nashville Tennessee, is in the process of restructuring its assets and operations in order to elect to be taxed as a real estate investment trust (REIT) for federal income tax purposes effective as of January 1, 2013, at which time, we intend to specialize in group-oriented, destination hotel assets in urban and resort markets. Our owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott International, Inc., or Marriott, under the Gaylord Hotels brand. Other owned assets, managed or to be managed by Marriott prior to the REIT election, include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and the Radisson Hotel Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland. We also own and operate a number of media and entertainment assets including the Grand Ole Opry, the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home.

As part of the plan to restructure our business operations to facilitate our qualification as a REIT for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord Entertainment Company merged with and into Ryman with Ryman surviving the merger and succeeding to the business of Gaylord Entertainment Company. Gaylord Entertainment Company was originally incorporated in 1956 and was reorganized in connection with a 1997 corporate restructuring.

Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214, and our telephone number is (615) 316-6000. We maintain a corporate website at www.rymanhp.com. The reference to our website does not constitute incorporation by reference into this prospectus of any of the information contained on our website.

RISK FACTORS

Investing in our common stock involves risks. Prior to making a decision to purchase shares of our common stock, you should carefully consider the risks, uncertainties, and additional information included in this prospectus and any applicable prospectus supplement, together with the other information incorporated by reference herein and therein. You should carefully consider the risks, uncertainties and other information described in our annual, quarterly and current reports, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on form 10-Q for the quarter ended June 30, 2012 and in other documents that we subsequently file with the Commission that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of our common stock under this prospectus. We will not receive any proceeds from the sale, transfer, distribution or other disposition of the shares of our common stock by any selling stockholder.

SELLING STOCKHOLDER

We will set forth information about selling stockholders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, or selling stockholders, may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any shares of our common stock to be offered in supplements to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We will set forth in the applicable prospectus supplement a description of the common stock that may be offered pursuant to this prospectus.

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LEGAL MATTERS

The validity of the issuance of our common stock offered by this prospectus and certain other legal matters will be passed upon by Bass, Berry  & Sims PLC, Nashville, Tennessee. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Gaylord Entertainment Company appearing in Gaylord Entertainment Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Gaylord Entertainment Company’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available over the Internet at the Commission’s website at www.sec.gov. The Commission’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the Commission’s website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Our website address is www.rymanhp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any applicable prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.

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INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed” in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 24, 2012.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 filed with the Commission on May 9, 2012 and August 7, 2012, respectively.

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2012 (relating to the Company’s annual meeting of stockholders).

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 22, 2012 (relating to the Company’s special meeting of stockholders held on September 25, 2012).

•

Current Reports on Form 8-K filed with the Commission on January 17, 2012, February 7, 2012, May 11, 2012, May 31, 2012 (two filed that day), June 1, 2012, June 21, 2012, June 27, 2012, July 19, 2012, August 7, 2012 (five filed that day), August 13, 2012, August 16, 2012, August 23, 2012, September 14, 2012, September 24, 2012, September 28, 2012, October 1, 2012, October 10, 2012 and November 2, 2012.

•

The description of our common stock contained in Exhibit 99.1to the Current Report on Form 8-K filed with the Commission on November 2, 2012, and any subsequent amendments and reports filed to update that description.

•	All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this prospectus and prior to the termination of the offering.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Attn: Corporate Secretary

Telephone: (615) 316-6000

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts shown are estimates:

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act we are deferring payment of the registration fee for the securities offered by this prospectus.
**	Since an indeterminate amount of securities is covered by this Post-Effective Amendment No. 1 to Form S-3, the expenses in connection with the issuance and distribution of the offered securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns the unlawful payment of dividends or an unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Organizational Documents. The Company’s Amended and Restated Certificate of Incorporation (the “Restated Charter”) provides that no director shall be personally liable to the Company or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under Section 174 of the DGCL, which concerns the unlawful payment of dividends or an unlawful stock purchase or redemption, or (d) for any transaction from which the directors derived an improper personal benefit.

The Company’s Restated Charter and Amended and Restated Bylaws (the “Amended Bylaws”) provide that the Company shall indemnify to the fullest extent authorized or permitted by the DGCL (as now or hereafter in effect) any person made, or threatened to be made, a party or witness to any threatened, pending or completed action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Notwithstanding the foregoing, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such persons unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Company. The right to indemnification in the Company’s Restated Charter and Amended Bylaws includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in the Company organizational documents. The Company’s Amended Bylaws provide that such expenses incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

The Company’s Restated Charter and Amended Bylaws provide that any repeal or modification of the limitation of liability and indemnification provisions summarized above will only be prospective and will not affect the rights of current or former directors or officers under these provisions in effect at the time of the alleged occurrence of any acts, omissions, facts or circumstances occurring prior to such repeal or modification.

Indemnification Agreements. The Company has obligations under certain existing indemnification agreements between the Company and its directors. These indemnification agreements are intended to complement the indemnification protection under the DGCL and the Company’s organizational documents and to provide for indemnification of these directors to the fullest extent permitted by applicable law.

Directors’ and Officers’ Insurance. The Company maintains insurance on behalf of any person who is or was an officer or director against claims or liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not we would have the power or the obligation to indemnify him or her against such liability under the Company’s organizational documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

See the “Exhibit Index” which follows the signature pages to this Post-Effective Amendment No. 1 to Form S-3 and is incorporated by reference herein.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933:

(1)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ryman Hospitality Properties, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee on November 2, 2012.

Ryman Hospitality Properties, Inc.

By:	/s/ Carter R. Todd
Carter R. Todd
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 2, 2012
Colin V. Reed

*	Director	November 2, 2012
Glenn J. Angiolillo

*	Director	November 2, 2012
Michael J. Bender

*	Director	November 2, 2012
E.K. Gaylord, II

*	Director	November 2, 2012
D. Ralph Horn

*	Director	November 2, 2012
Ellen R. Levine

*	Director	November 2, 2012
Robert S. Prather, Jr.

*	Director	November 2, 2012
Michael D. Rose

*	Director	November 2, 2012
Michael I. Roth

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 2, 2012
Mark Fioravanti

*	Senior Vice President and Chief Administrative Officer (Principal Accounting Officer)	November 2, 2012
Rod Connor

By:	/s/ Carter R. Todd
Carter R. Todd
Attorney-in-Fact for the above officers and directors marked by an asterisk

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and between Gaylord Entertainment Company and Ryman Hospitality Properties, Inc. (f/k/a Granite Hotel Properties, Inc.) dated as of July 27, 2012 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s special meeting of stockholders held on September 25, 2012 filed August 22, 2012).

4.1	Amended and Restated Certificate of Incorporation of Ryman Hospitality Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 1, 2012).

4.2	Amended and Restated Bylaws of Ryman Hospitality Properties, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 1, 2012).

4.3	Specimen of Ryman Hospitality Properties, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 24, 2012).

5.1*	Opinion of Bass, Berry & Sims PLC regarding the legality of the securities being registered.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 above).

24.1	Power of Attorney (previously filed).

*	Filed herewith.

**	To be filed by post-effective amendment to this registration statement or incorporated by reference from documents filed or to be filed with the Commission under the Securities Exchange Act of 1934, as amended.